EXHIBIT 99.1

21st Century Holding Company Reports First Quarter Earnings of $0.54 Per Share and Announces Retirement of CEO/Chairman and Appoints Successors

LAUDERDALE LAKES, Fla. , May 6, 2008 (PRIME NEWSWIRE) -- 21st Century Holding Company (Nasdaq:TCHC) today reported results for the quarter ended March 31, 2008 (see attached tables) and announced that Edward J. (Ted) Lawson, its Chief Executive Officer and Chairman of the Board, will retire from both positions effective June 30, 2008.

For the three months ended March 31, 2008, the Company reported net income of $4,308,589, or $0.54 per share on 7,912,692 average undiluted shares outstanding, as compared to net income of $842,805, or $0.11 per share on 7,958,366 average undiluted shares outstanding in the same three-month period last year. On a diluted share basis, the Company reported earnings of $0.54 per share for the three months ended March 31, 2008, based on 7,960,313 average diluted shares outstanding, as compared to $0.10 per share, based on 8,187,310 average diluted shares outstanding for the same three-month period last year.

Gross premiums written decreased $21.6 million or 43.9% to $27.6 million for the three months ended March 31, 2008, as compared to $49.2 million for the same three-month period last year.

Net premiums earned decreased $3.8 million or 16.8% to $18.6 million for the three months ended March 31, 2008, as compared to $22.4 million for the same three-month period last year.

Total revenues decreased $5.5 million or 21.7% to $20.0 million for the three months ended March 31, 2008, as compared to $25.6 million for the same three-month period last year.

Total expenses decreased $9.3 million or 38.2% to $15.0 million for the three months ended March 31, 2008, as compared to $24.3 million for the same three-month period last year.

The provision for income tax expense for the three months ended March 31, 2008 includes a one-time $0.6 million benefit in connection with the estimation of the previous years' income taxes.

Mr. Lawson, who co-founded the Company, served as its Chairman since its inception in 1991 and served as its Chief Executive Officer from inception to June 2003 and from November 2005 to present, will be retiring from the positions of CEO and Chairman, effective June 30, 2008 and all subsidiary appointments and/or positions effective May 6, 2008. Mr. Lawson is retiring to pursue other areas of interest. He will remain a member of the Company's Board of Directors and will continue to provide the Company with advice regarding business and growth strategy.

The Company's Board of Directors has appointed Mr. Michael H. Braun to the position of Chief Executive Officer and Mr. Bruce F. Simberg as its Chairman of the Board.

Mr. Braun (age 40) has been with the Company since December 1998. He currently serves as Chief Operating Officer of 21st Century Holding Company and President of Federated National Insurance Company, a wholly-owned subsidiary. He will assume his role as Chief Executive Officer on July 1, 2008 and maintain his position as President of Federated National Insurance Company.

Mr. Simberg (age 59) has served as a Director of the Company since January 1998. He will assume his role as the Chairman of the Board on July 1, 2008.

The Company will hold an investor conference call at 4:30 PM (ET) today, May 6, 2008. Mr. Peter J. Prygelski, III, CFO and Mr. Michael H. Braun, COO, will discuss the financial results and review the outlook for the Company. Messrs. Prygelski and Braun invite interested parties to participate in the conference call. Listeners can access the conference call by dialing toll free 888-460-6235, conference ID 44697910. Please call at least five minutes in advance to ensure that you are connected prior to the presentation. A replay of the conference call will be available for 7 days at 800-642-1687.

About the Company

The Company, through its subsidiaries, underwrites commercial general liability insurance, homeowners' property and casualty insurance, flood insurance and personal automobile insurance in the State of Florida. The Company underwrites general liability coverage as an admitted carrier in the States of Louisiana, Texas and Alabama for more than 300 classes of business, including special events. The Company is approved to operate as a surplus lines/non-admitted carrier in the States of Georgia, Kentucky, Virginia, South Carolina, Missouri, Arkansas, Nevada, Maryland and California offering the same general liability products. The Company is licensed and has the facilities to market and underwrite other insurance carriers' lines of business, as well as to process and adjust claims for third party insurance carriers. In addition to insurance services, the Company offers premium finance services to its insureds as well as insureds of certain third party insurance companies.

Safe harbor statements under the Private Securities Litigation Reform Act of 1995: Statements in this press release that are not historical fact are forward-looking statements that are subject to certain risks and uncertainties that could cause actual events and results to differ materially from those discussed herein. Without limiting the generality of the foregoing, words such as "may," "will," "expect," "believe," "anticipate," "intend," "could," "would," "estimate," or "continue" or the other negative variations thereof or comparable terminology are intended to identify forward-looking statements. The risks and uncertainties include, without limitation, uncertainties related to estimates, assumptions and projections generally; inflation and other changes in economic conditions (including changes in interest rates and financial markets); pricing competition and other initiatives by competitors; ability to obtain regulatory approval for applications to underwrite in an additional jurisdiction or for requested rate changes, and the timing thereof; legislative and regulatory developments; the outcome of litigation pending against the Company and any settlement thereof; risks related to the nature of the Company's business; dependence on investment income and the composition of the Company's investment portfolio; the adequacy of the Company's liability for loss and loss adjustment expense; insurance agents; claims experience; limited experience in the insurance industry; ratings by industry services; catastrophe losses; reliance on key personnel; weather conditions (including the severity and frequency of storms, hurricanes, tornadoes and hail); changes in driving patterns and loss trends; acts of war and terrorist activities; court decisions and trends in litigation, and health care and auto repair costs; and other matters described from time to time by the Company in releases and publications, and in periodic reports and other documents filed with the United States Securities and Exchange Commission. In addition, investors should be aware that generally accepted accounting principles prescribe when a company may reserve for particular risks, including litigation exposures. Accordingly, results for a given reporting period could be significantly affected if and when a reserve is established for a major contingency. Reported results may therefore appear to be volatile in certain accounting periods.

The unaudited consolidated financial statements of 21st Century Holding Company for the three months ended March 31, 2008 and 2007 have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions for Form 10-Q and Rule 10-01 of Regulation S-X. These financial statements do not include all information and notes required by GAAP for complete financial statements, and should be read in conjunction with the audited consolidated financial statements and notes thereto included in the Company's annual report on Form 10-K for the year ended December 31, 2007.

                       21st CENTURY HOLDING COMPANY
                   Consolidated Statements of Operations
                              (Unaudited)

                                           Three Months Ended March 31,
 Revenue:                                       2008          2007
                                                ----          ----
  Gross premiums written                   $ 27,603,396   $ 49,190,729
  Gross premiums ceded                               64         (5,787)
                                           ------------   ------------
   Net premiums written                      27,603,460     49,184,942
                                           ------------   ------------

  (Decrease) in prepaid reinsurance
   premiums                                 (11,153,834)   (16,972,078)
  Decrease (Increase) in unearned
   premiums                                   2,156,215     (9,839,836)
                                           ------------   ------------
   Net change in prepaid reinsurance
    premiums and unearned premiums           (8,997,619)   (26,811,914)
                                           ------------   ------------

   Net premiums earned                       18,605,841     22,373,028
  Commission income                              62,761        504,659
  Finance revenue                                85,749        186,661
  Managing general agent fees                   499,181        618,211
  Net investment income                       1,876,027      1,568,610
  Net realized investment (losses)           (1,649,377)      (128,132)
  Other income                                  561,453        461,998
                                           ------------   ------------

   Total revenue                             20,041,635     25,585,035
                                           ------------   ------------

 Expenses:
  Loss and loss adjustment expenses           7,874,332     14,102,655
  Operating and underwriting expenses         1,555,171      3,965,773
  Salaries and wages                          1,758,512      1,556,252
  Interest expense                                   --         85,000
  Policy acquisition costs, net of
   amortization                               3,835,841      4,607,964
                                           ------------   ------------

   Total expenses                            15,023,856     24,317,644
                                           ------------   ------------

 Income before provision for income
  tax expense                                 5,017,779      1,267,391
 Provision for income tax expense               709,190        424,586
                                           ------------   ------------
   Net income                              $  4,308,589   $    842,805
                                           ============   ============
 Basic net income per share                $       0.54   $       0.11
                                           ============   ============
 Fully diluted net income per share        $       0.54   $       0.10
                                           ============   ============
 Weighted average number of common
  shares outstanding                          7,912,692      7,958,366
                                           ============   ============
 Weighted average number of common
  shares outstanding (assuming dilution)      7,960,313      8,187,310
                                           ============   ============

 Dividends paid per share                  $       0.18   $       0.18
                                           ============   ============

                         21st CENTURY HOLDING COMPANY
                            Other Selected Data
                                 (Unaudited)

 Balance Sheet
 -------------
                                                    Period Ending
                                               03/31/08       12/31/07
                                               --------       --------
 Total Cash & Investments                  $168,344,628   $158,748,019
 Total Assets                              $217,688,807   $219,360,763
 Unpaid Loss and Loss Adjustment Expense    $57,697,751    $59,684,790
 Total Liabilities                         $132,802,384   $138,104,140
 Total Shareholders' Equity                 $84,886,423    $81,256,623
 Common Stock Outstanding                     7,938,509      7,871,234
 Book Value Per Share                            $10.69         $10.32

 Premium Breakout
 ----------------
                                                     3 Months Ending
 Line of Business                              03/31/08       03/31/07
 ----------------                              --------       --------
                                                 (Dollars in thousands)
 Homeowners'                                    $19,990        $39,864
 Commercial General Liability                     7,355          8,150
 Automobile                                         259          1,177
                                                    ---          -----
 Gross Written Premiums                         $27,603        $49,191
                                                =======        =======

 Commercial General Liability
  Written Premium by State
 ----------------------------
                                                     3 Months Ending
 State                                         03/31/08       03/31/07
 -----                                         --------       --------
                                                 (Dollars in thousands)
 Alabama                                            $44            $--
 Arkansas                                             8             --
 California                                          95             --
 Florida                                          4,883          5,624
 Georgia                                            187            297
 Kentucky                                            --              1
 Louisiana                                        1,184          1,202
 South Carolina                                      32             44
 Texas                                              910            967
 Virginia                                            12             15
                                                     --             --
 Gross Written Premiums                          $7,355         $8,150
                                                 ======         ======

 Loss Ratios
 -----------
                                                     3 Months Ending
 Line of Business                              03/31/08       03/31/07
 ----------------                              --------       --------
 Homeowners'                                      38.58%         70.12%
 Commercial General Liability                     49.93%         32.13%
 Automobile                                        2.25%        190.40%
 All Lines                                        42.32%         63.05%

CONTACT:  21st Century Holding Company
          Peter J. Prygelski, CFO
          (954) 308-1252
          (954) 581-9993